Exhibit 99.1

Information Relating to Part II, Item 14 — Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution by the Company and K. Hovnanian of $100,000,000 stated amount of 6.00% Exchangeable Notes Units (the “Units”) (equivalent to 100,000 Units) (which includes full exercise of the overallotment option granted to the underwriters), registered pursuant to the Company’s and K. Hovnanian’s Registration Statement on Form S-3 (File No. 333-173365) filed on April 7, 2011, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee. All of such expenses are being borne by the Company.

Securities and Exchange Commission Registration Fee(1)	$14,260
Trustee’s fees and expenses	4,000
Rating Agency Fees	162,500
Legal fees and expenses	500,000
Accounting fees and expenses	55,000
Printing and duplicating expenses	39,000
Total(2)	$774,760

(1)       Registration fee payable in connection with the registration of an indeterminate amount of securities with an aggregate initial offering price not to exceed $200,000,000 or the equivalent thereof in one or more foreign currencies pursuant to the Registration Statement.

(2)       The underwriters in the offering of the Units have agreed to reimburse the Company for $500,000 of its out-of-pocket expenses related to the offering of the Units.